                                                                     EXHIBIT 4.2


THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

                            V.I. TECHNOLOGIES, INC.
                            -----------------------

                                 STOCK WARRANT


NO. W-5                                                           APRIL 29, 1997


          THIS CERTIFIES that, for value received, BEAR, STEARNS & CO. INC. ("Bear Stearns") or its assigns (the "Holder"), shall be entitled to subscribe for and purchase from V. I. TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), 90,450 shares of Common Stock, $.01 par value per share of the Corporation (the "Common Stock"), at the exercise price (the "Exercise Price") of $.01 per share of Common Stock, subject to adjustment pursuant to Section 3 hereof (such shares of Common Stock as may be so adjusted being referred to herein as "Warrant Shares"). This Warrant may be exercised during the Exercise Period (as defined in Section 2 hereof), pursuant to the terms and subject to the conditions hereof.

          SECTION 1.  DEFINITIONS.  As used herein, the following terms shall
                      ------------
have the meanings set forth below:

          "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required to be closed.

          "IPO" means the closing of the first underwritten public offering for the account of the Corporation of Common Stock pursuant to a registration statement declared effective under the Securities Act with aggregate proceeds (before underwriter discounts and commissions) to the Corporation of not less than $20,000,000.

          "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares, Privileged Shares or Registrable Shares.

          "Person" shall be construed broadly and shall include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or governmental authority.

          "Primary Shares" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury.

          "Privileged Shares" means, at any time, those shares of Common Stock other than Registrable Shares which are held by Persons exercising registration rights granted to such Persons by the Corporation on or prior to April 29, 1997

          "Registrable Shares" means, at any time, those shares of Common Stock which are held by the Holder of this Warrant or by the holders of warrants issued by the Corporation of like tenor to this Warrant; the rights of all such warrants having originally been contained in the Warrant issued by the Corporation to Bear, Stearns & Co. Inc. as of April 29, 1997.

          "Sale of the Corporation" shall mean (i) the sale of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis or (ii) the sale of all of the outstanding Common Stock of the Corporation to a person or an affiliated group of persons in one or a series of related transactions.

          SECTION 2. EXERCISE PERIOD.  This Warrant may be exercised by the
                     ---------------
Holder at any time and from time to time on or after April 29, 1998 and on or prior to April 29, 2002 (such period being herein referred to as the "Exercise Period"). This Warrant shall be considered automatically exercised by the Holder upon the consummation of the IPO or the Sale of the Corporation.

          SECTION 3.  ANTIDILUTION PROTECTION. (A) If at any time the
                      -----------------------
Corporation subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

          (B) Any recapitalization (other than a subdivision or combination of Common Stock described in paragraph (a) above), reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets (determined on a consolidated basis in accordance with Delaware Law) to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, cash, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provision to insure that each Holder shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, cash, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised such Warrant immediately prior to such Organic Change. In any such case, the Corporation shall make appropriate provision with respect to such Holders' rights and interests to insure that the provisions of this Section shall thereafter be applicable to the Warrants. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

          (C) All calculations under this Section 3 shall be made to the nearest whole share.

          (D) Immediately upon any adjustment in the number of Warrant Shares subject to this Warrant and of the Exercise Price, the Corporation shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall also give written notice to the Holder at least 10 Business Days prior to the date on which an Organic Change shall take place.

          SECTION 4.  EXERCISE OF WARRANT; WARRANT SHARES. (A) The rights
                      -----------------------------------
represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional share of Common

Stock), by (i) the surrender of this Warrant (properly endorsed) at the office of the Corporation (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), (ii) delivery to the Corporation of a notice of election to exercise in the form of EXHIBIT A attached hereto, and (iii) payment to the Corporation of the aggregate
---------
Exercise Price by (A) cash, wire transfer funds or check or (B) shares of Common Stock or Warrants to purchase Common Stock (net of the Exercise Price for such shares) valued for such purposes at the Market Price per share on the date of exercise. As used herein "Market Price" shall mean (x) if this Warrant is exercised upon the consummation of the IPO, the offer price of the Common Stock in such IPO, (y) if this Warrant is exercised upon the Sale of the Corporation, the Fair Value Per Share in connection with such Sale of the Corporation and (z) if this Warrant is exercised prior to the consummation of the IPO or the Sale of the Corporation, the value given such share as determined by the Corporation's Board of Directors. For the purpose of this Warrant, "Fair Value Per Share" means the fair market value of the distribution distributed in respect of each share of Common Stock in such transaction; provided, however, that if differing
                                           --------  -------
prices are paid for shares of Common Stock in any Sale of the Corporation, the Fair Value Per Share shall be calculated using the average of all such prices.

          (B) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 4(A) above is referred to herein as an "Exercise Date." Simultaneously with each exercise, the Corporation shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of Warrant Shares, then the Corporation shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

          (C) The Person in whose name any certificate for shares of Common Stock is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the stock transfer books of the Corporation are closed, such Person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          SECTION 5.  CHARACTER OF WARRANT SHARES.  All Warrant Shares issuable
                      ---------------------------
upon the exercise of this Warrant shall be, when issued, duly authorized, validly issued, fully paid and nonassessable, free from all transfer taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. Without limiting the generality of the foregoing, the Corporation shall take all such actions as may be required to assure that the par value per share of the Common Stock, if any, is at all times equal to or less than the Exercise Price.

          SECTION 6.  NO VOTING RIGHTS. This Warrant shall not entitle the
                      ----------------
Holder to any voting rights as a shareholder of the Corporation.

          SECTION 7.  FRACTIONAL SHARES.  No fractional shares or scrip
                      -----------------
representing fractional shares shall be issued upon the exercise of this Warrant. All fractional shares shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

          SECTION 8.  RESTRICTIONS ON TRANSFER.  Subject to the other provisions
                      ------------------------
of this Section 8 and to the compliance in all respects with all applicable federal and state securities laws, this Warrant, the Warrant Shares and all rights hereunder are transferable and assignable, in whole or in part, at the agency or office of the Corporation referred to in Section 4 hereof, by the Holder in person or by duly authorized attorney, upon (i) surrender of this Warrant properly endorsed, and (ii) delivery of a notice of transfer in the form of EXHIBIT B hereto. Each transferee and holder of this Warrant, by accepting
   ---------
or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Corporation and all other Persons dealing with this Warrant as the absolute owner hereof for any purposes and as the Person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; provided,
                                                                --------
however, that until each such transfer is recorded on such books, the
-------
Corporation may treat the registered holder hereof as the owner hereof for all purposes. No such transfer shall be effected or effective if such transfer would constitute a violation of any federal or state securities laws.

          SECTION 9.  PIGGYBACK REGISTRATION.
                      ----------------------

          (a) If the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Corporation's stockholders), it shall promptly give written notice to the Holder of its intention to so register the Primary Shares or Other Shares and, upon the written request, given within 10 days after delivery of any such notice by the Corporation, of the Holder to include in such registration Warrant Shares held by the Holder (which request shall specify the number of Warrant Shares proposed to be included in such registration), the Corporation shall use its commercially reasonable efforts to cause all such Warrant Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter
                           --------  -------
advises the Corporation that the inclusion of all Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Corporation, then the number of Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

          first, the Primary Shares;
          -----

          second, the Privileged Shares in accordance with the rights granted to
          ------
          the holders of such Privileged Shares;

          third, the Registrable Shares pro rata, based upon the number of
          -----                         --- ----
          Registrable Shares owned by each holder of Registrable Shares at the time of such registration; and

          fourth, to the Other Shares.
          ------

          (b) The Corporation shall bear the expense of all registrations effected pursuant to this section, including in each case, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Corporation's counsel and accountants, but excluding any underwriters' or brokers' discounts or commissions.

          (c) Notwithstanding the above, if the Holder is entitled to sell the Warrant Shares under Rule 144 of the Securities Act, the Corporation shall not be required to include any Warrant Shares in any registration statement under the Securities Act.

          SECTION 10.  LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this
                       --------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          SECTION 11.  NOTICES.  All notices or other communications which are
                       -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered mail, postage prepaid, return receipt requested, or via facsimile, addressed as follows:

          If to the Corporation, to:

          V.I. Technologies, Inc.
          155 Duryea Road
          Melville, New York 11747
          Attention: Joanne Leonard
          Telephone: (516) 752-7398
          Facsimile: (516) 752-3854;

          With a copy to:

          Crummy, Del Deo, Dolan,
            Griffinger & Vecchione
          One Riverfront Plaza
          Newark, New Jersey 07102
          Attention: Frank Lawatsch, Esq.
          Telephone: (201) 596-4637
          Facsimile: (201) 639-6249;

          If to the Holder, to:

          Bear, Stearns & Co. Inc.
          245 Park Avenue
          New York, New York 10017
          Attention: George Raab
          Telephone: (212) 272-2173;
          Facsimile: (212) 272-5322;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third Business Day following the day on which the piece of mail containing such communication is posted.

          SECTION 12.  GOVERNING LAW.  This Warrant shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York.

          SECTION 13.  HEADINGS.  The headings of the various sections contained
                       --------
in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

          SECTION 14.  EXECUTION IN COUNTERPART.  This Warrant may be executed
                       ------------------------
in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and not separate Warrants.


                                    * * * *

          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date first written above.

                              V.I. TECHNOLOGIES, INC.



                              By:      /s/ Joanne Leonard
                                 -----------------------------
                                    Name:  Joanne Leonard
                                    Title: Vice President, CFO


ATTEST:
------


   /s/ Thomas R. Ostermueller
-----------------------------
Name:  Thomas R. Ostermueller
Title: President & CEO

                                                                       EXHIBIT A
                                                                       ---------

                     FORM OF NOTICE OF ELECTION TO EXERCISE


                       [To be executed only upon exercise
                 of the Warrant to which this form is attached]




To V.I. Technologies, Inc.:


       The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase _________ shares of Common Stock of V.I. TECHNOLOGIES, INC., and herewith tenders the aggregate payment of $_______________ in the form of
(i) cash, wire transfer funds or check and/or (ii) shares of Common Stock or Warrants to purchase Common Stock (net of the Exercise Price for such shares) valued for such purposes at the Market Price (as defined in Section 4) per share on the date of exercise, in full payment of the purchase price for such shares. The undersigned requests that a certificate for such shares be issued in the name of ________________________, whose address is ___________________________, and that such certificate be delivered to ___________________________, whose address is ________________________.

       If such number of shares is less than all of the shares purchasable under the current Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the remaining balance of the shares purchasable under such current Warrant be registered in the name of ________________________, whose address is _______________________, and that such new Warrant be delivered to __________________________, whose address is _____________________________.



                         Signature:
                                   ---------------------------------------------
                                   (Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant)


                         Date:
                              --------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                           FORM OF NOTICE OF TRANSFER


                       [To be executed only upon transfer
                 of the Warrant to which this form is attached]


       For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ all of the rights represented by the
Warrant to which this form is attached to purchase ___________________________ shares of Common Stock of V.I TECHNOLOGIES, INC. (the "Corporation"), to which such Warrant relates, and appoints as its attorney to transfer such right on the books of the Corporation, with full power of substitution in the premises.


                    Signature:
                              --------------------------------------------------
                              (Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant )


                    Address:
                              --------------------------------------------------

                              --------------------------------------------------

                    Date:
                              --------------------------------------------------

Signed in the presence of:


-----------------------------------